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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


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     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
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[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               JOHN HANCOCK TRUST
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                               John Hancock Trust
                               601 Congress Street
                           Boston, Massachusetts 02210

                                February 15, 2008

To the Shareholders of the U.S. Multi Sector Trust and each of the Lifestyle Trusts and To Variable Annuity and Variable Life Contract Owners Investing in the Lifestyle Trusts:

We would like to inform you that the meeting of shareholders of the U.S. Multi Sector Trust, a separate series or fund of John Hancock Trust (the "Trust"), that was originally scheduled to be held on January 8, 2008, as adjourned to January 28, 2008, has been further adjourned to and will be held on April 14, 2008 at 10:00 a.m., Eastern Time, at the offices of the Trust at 601 Congress Street, Boston, Massachusetts 02110 (the "Meeting").

We would also like to inform you that management of the Trust intends to recommend to the Board of Trustees of the Trust, at its meeting on March 24-26, 2008, that it approve an amendment to the Trust's proxy voting policies and procedures. Under this amendment, when the shares of a fund of the Trust (an "Underlying Fund") are held solely by one or more other funds of the Trust which operate as funds of funds (a "Fund of Funds") and when the Underlying Fund and the Fund of Funds are voting on a substantially identical proposal, then each Fund of Funds may vote its shares of the Underlying Fund in the same proportion as the vote of the shareholders of that Fund of Funds on such proposal.

As of the record date for the Meeting, all of the outstanding shares of the U.S. Multi Sector Trust were owned by the five Lifestyle Trusts, each of which is a Fund of Funds of the Trust. If approved by the Board, the amended voting procedures would supersede the procedures for Fund of Funds voting of Underlying Fund shares described in the proxy statement previously furnished to you in connection with the Meeting, and each of the Lifestyle Trusts may at the Meeting vote its shares of the U.S. Multi Sector Trust in the same proportion as the vote of the shareholders of that Fund of Funds on the same proposals.

If you have any questions regarding this notice, please contact the Secretary of the Trust, John Danello, at (617) 663-2844.

Very truly yours,

/s/ John J. Danello

John J. Danello
Secretary